UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

ALTRIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street

Richmond, Virginia 23230

(Address of principal executive offices)

(804) 274-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.33 1/3 par value	MO	New York Stock Exchange
1.000% Notes due 2023	MO23A	New York Stock Exchange
1.700% Notes due 2025	MO25	New York Stock Exchange
2.200% Notes due 2027	MO27	New York Stock Exchange
3.125% Notes due 2031	MO31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2019, Kevin C. Crosthwaite, Jr. informed the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) of his decision to resign as the Company’s Senior Vice President, Chief Strategy and Growth Officer, effective immediately. Mr. Crosthwaite also informed the Board that he will commence employment as the Chief Executive Officer of JUUL Labs, Inc. (“JUUL”) effective on September 25, 2019. The Company holds a 35% non-voting, economic interest in JUUL.

Mr. Crosthwaite will (i) receive payments in recognition of his contributions under the Company’s 2019 annual incentive award plan and (ii) remain eligible to receive a 2017-2019 long-term cash incentive plan (“LTIP”) payment for his service as Senior Vice President, Chief Strategy and Growth Officer. The payment under the annual incentive award plan will be $403,000, reflecting individual and Company performance ratings at target. The payment under the 2017-2019 LTIP will be based on an individual performance rating at target and a Company performance rating using actual Company business performance. Mr. Crosthwaite’s award target for the annual incentive award plan is 80% of his base salary, and his current award target for the 2017-2019 LTIP is 105% of his cumulative year-end base salary over the three-year performance cycle. These targets are consistent with the pre-existing targets for salary band C. There is no guarantee of any payment under the 2017-2019 LTIP.

In addition, in light of Mr. Crosthwaite’s 22 years of distinguished service, the Compensation Committee of the Board agreed to pay Mr. Crosthwaite (i) an approximate $2.7 million cash payment in lieu of the outstanding stock awards (49,281 restricted stock units and 10,742 performance stock units at target) he forfeited immediately following separation from employment and (ii) a $2.5 million special recognition cash bonus. Mr. Crosthwaite will also be entitled to payments and benefits generally available to departing employees under the terms of the Company’s benefit plans.

The Company’s annual incentive award program, LTIP and other executive compensation programs are more fully described in the “Compensation Discussion and Analysis” section of the Company’s proxy statement for its 2018 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on April 4, 2019), which discussion is incorporated into this Item 5.02 by reference.

Mr. Crosthwaite will remain subject to the restrictive covenants and other terms of the Executive Confidentiality and Non-Competition Agreement, dated March 16, 2019, between the Company and Mr. Crosthwaite for the period set forth in that agreement. A copy of the form of the Executive Confidentiality and Non-Competition Agreement was filed previously as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on April 25, 2019.

Item 7.01.	Regulation FD Disclosure.

On September 25, 2019, the Company issued a press release, a copy of which is attached as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K, announcing that (i) the Company has ended preliminary merger discussions with Philip Morris International Inc., (ii) Mr. Crosthwaite has been appointed as the Chief Executive Officer of JUUL and accordingly resigned from the Company and (iii) the Company has tightened its 2019 full-year guidance for adjusted diluted earnings per share.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 25, 2019 (furnished under Item 7.01)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

Date: September 25, 2019	By:	/s/ W. HILDEBRANDT SURGNER, JR.
	Name:	W. Hildebrandt Surgner, Jr.
	Title:	Vice President, Corporate Secretary and Associate General Counsel